AMENDMENT NO. 1
                                ---------------

          THIS AMENDMENT, made and entered into on April 29, 1994 by and among

BERGEN BRUNSWIG CORPORATION, a New Jersey corporation ("Parent"), DMC

ACQUISITION CORP., a North Carolina corporation ("Subsidiary"), SOUTHEASTERN

HOSPITAL SUPPLY CORPORATION, in North Carolina corporation ("Corporation") and

RAY MANNING, JR., as representative of the stockholders of the Corporation

("Representative")

                                   RECITALS
                                   --------

     A.   Parent, Subsidiary, Corporation and the stockholders of the

Corporation entered into an Agreement and Plan of Reorganization on March 30,

1994 for the acquisition by the Subsidiary of substantially all the assets,

subject to disclosed liabilities, of the Corporation (the "Plan");

     B.   The parties entered into a Supplemental Agreement on March 30, 1994

("Supplemental Agreement");

     C.   The parties desire to amend certain provisions of the Plan and of the

Supplemental Agreement;

     D.   In consideration of these factors and for the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Section 2.03 of the Plan is hereby amended to conform to the terms and conditions of an Assumption Agreement annexed hereto in the form of Appendix H.

     2.   Section 2.04(d) is hereby amended to conform to the terms of a revised

Escrow Agreement annexed hereto in the "form of Appendix A.


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     3.   Section 4.10 is hereby amended to read as follows:

     "4.10 Bulk Sales Waiver. The parties hereby waive compliance with applicable bulk sales laws."

     4.   Section 4.22(a) is hereby amended inasmuch as Ray Manning, Jr. and

Sammy Short do not use automobiles owned by the Corporation.  Eleanor B. Manning shall be entitled to purchase the 1992 Cadillac previously used by Ray Manning,

Jr., and Terri O'Shaunessy will be entitled to purchase the 1992 Buick which he presently uses.  Both such purchases shall be made in accordance with Section

4.22(a).

     5.   Section 6.04(b) is hereby amended to read as follows:

     "(b) Listing. The Stock required to be delivered at the Closing shall be Treasury Stock which has previously been listed for trading on the New York Stock Exchange."

     6.   Section 8.16 is hereby deleted in its entirety.

     7.   The following Section 2.25.10 is hereby added to the Supplemental

Agreement:

     "2.25.10 The Corporation has delivered to the Parent the unaudited balance sheet of the Corporation as of March 31, 1994 which has been prepared in a manner consistent with the balance sheet of the Corporation as at June 30, 1993. A complete and accurate copy of that balance sheet is annexed hereto as Exhibit 2.25.10. All the representations contained in Sections 2.25.2 through and including 2.25.5 apply to the March 31, 1994 balance sheet subject to the same exceptions as are set forth in Exhibits 2.25.2, 2.25.3,
     2.25.4 and 2.25.5 to the Supplemental Agreement."


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     8.   The following shall be added to Section 10.10.

     "The Corporation shall accrue its matching contribution to the Corporation's 401(K) Plan as a liability as of the Closing Date, and shall cause all employees who are eligible to participate in that Plan to be fully vested, if required by law or the provisions of the Plan to do so.

     The Corporation will request Jefferson-Pilot Life Insurance Company to advise the Corporation and Parent as to whether the Plan remains qualified under the applicable provision of the Internal Revenue Code. Upon receipt of advice that the Plan is so qualified, the Parent will permit the Corporation's employees who wish to do so to roll their 401(K) account into the Parent's 401(K) Plan. In that event, the Corporation will cooperate with the Parent in the transfer of the assets of the Corporation's 401(K) Plan to the Parent's 401(K) Plan."

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

                                       BERGEN BRUNSWIG CORPORATION


                                       By:/s/ Dwight A. Steffensen
                                          --------------------------------
                                          Dwight A. Steffensen,
                                          President

                                       DMC ACQUISITION CORP.


                                       By:/s/ Cullen F. Smith
                                          --------------------------------
                                          Cullen F. Smith, President

                                       SOUTHEASTERN HOSPITAL SUPPLY
                                          CORPORATION


                                       By:/s/ Ray Manning, Jr.
                                          --------------------------------
                                          Ray Manning, Jr., President


                                       /s/ Ray Manning, Jr.
                                       -----------------------------------
                                       Ray Manning, Jr., individually
                                       and as Representative and as
                                       Attorney-in fact for
                                       Eleanor B. Manning, Betty Rouse
                                       Carol M. Short and
                                       The O.R. Manning Trust


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